Exhibit 10.1
CHANGES TO COMPENSATION ARRANGEMENTS FOR NAMED EXECUTIVE OFFICERS
Adopted by the Compensation Committee of the Board of Directors on May 3, 2010 and,
with respect to Edward J. Pettinella, by the Board of Directors on May 4, 2010

Edward J. Pettinella — President and Chief Executive Officer
Option to Purchase Common Stock — value	$330,000	(1)
Shares of Restricted Stock — value	$1,090,000	(2)

David P. Gardner — Executive Vice President and Chief Financial Officer
Option to Purchase Common Stock — value	$125,750	(1)
Shares of Restricted Stock — value	$427,250	(2)

Ann M. McCormick — Executive Vice President and General Counsel
Option to Purchase Common Stock — value	$108,750	(1)
Shares of Restricted Stock — value	$326,250	(2)

Scott Doyle — Senior Vice President
Option to Purchase Common Stock — value	$87,500	(1)
Shares of Restricted Stock — value	$262,500	(2)

John E. Smith — Senior Vice President
Option to Purchase Common Stock — value	$71,250	(1)
Shares of Restricted Stock — value	$213,750	(2)

(1)
In all cases, the grant date will be May 11, 2010 and the exercise price will be the closing price of a share of the Common Stock of Home Properties, Inc. (the “Company”) as reflected on the New York Stock Exchange on May 11, 2010 (the “Closing Price”). The number of options to be granted will be calculated by dividing the awarded value by the value of each option determined using the Black-Scholes formula. The options will be granted pursuant to the Company’s 2008 Stock Benefit Plan, as amended, vest 20% on each of the first five grant date anniversaries (May 11 of 2011, 2012, 2013, 2014 and 2015) and terminate 10 years after grant date.

(2)
In all cases, the shares of restricted stock will be granted on May 11, 2010 and the number of shares of restricted stock to be granted will be calculated by dividing the awarded value by the Closing Price. The restricted shares will be granted pursuant to the Company’s 2008 Stock Benefit Plan, as amended, and the restrictions will lapse 25% on each of the first four grant date anniversaries (May 11 of 2011, 2012, 2013 and 2014).